UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/21/2011

Westway Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34586

Delaware	20-4755936
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

365 Canal Street, Suite 2900
New Orleans, LA 70130
(Address of principal executive offices, including zip code)

(504) 525-9741
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On December 21, 2011, Westway Group, Inc. (the "Company") issued a press release announcing that it had received an unsolicited proposal from an infrastructure investment fund (the "Offeror") to acquire the Company for $6.00 per common share, $6.00 for each outstanding Series A Convertible Preferred Share and $1.00 for each outstanding Founder Warrant. The Offeror's proposal was contingent upon the consummation of the previously announced, proposed transaction to sell Westway Feed Products and certain non-core bulk liquid storage terminals to ED&F Man, the Company's largest stockholder.

A special committee of the Company's Board of Directors has reviewed the Offeror's unsolicited proposal with the assistance of Evercore Partners and has determined that it substantially undervalues the Westway Terminals business and its future prospects and does not provide any basis to begin discussions or negotiations. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release of Westway Group, Inc. dated December 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westway Group, Inc.

Date: December 21, 2011	By:	/s/ Thomas A. Masilla, Jr.
Thomas A. Masilla, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release of Westway Group, Inc. dated December 21, 2011